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                                                                     Exhibit 5.1


                          Stroock & Stroock & Lavan LLP
                                180 Maiden Lane
                         New York, New York 10038-4982


September 25, 1998



Asset Backed Securities Corporation
11 Madison Avenue
New York, New York 10010


Gentlemen:

We have acted as special counsel to Asset Backed Securities Corporation (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts of Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes (the "Notes" and together with the Certificates, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities is to be issued under and pursuant to the terms of a separate pooling and servicing agreement, or sale and servicing agreement, trust agreement and indenture (each, an "Agreement") among the Company, as depositor, the servicer and an independent trustee (the "Trustee") to be identified in the prospectus supplement for each Series of Securities.

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, the Registration Statement, each base Prospectus and forms of Prospectus Supplement included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies
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Asset Backed Securities Corporation
September 25, 1998
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submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

1. When the issuance, execution and delivery of each Series of Notes has been authorized by all necessary corporate action of the Company in accordance with the provisions of the related Agreement or Agreements, and when such Notes have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Notes are otherwise in compliance with applicable law at such time, such Notes will constitute binding obligations of the issuer thereof in accordance with their terms and the terms of such Agreement or Agreements. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

2. When the issuance, execution and delivery of each Series of Certificates has been authorized by all necessary corporate action of the Company in accordance with the provisions of the related Agreement or Agreements, and when such Certificates have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Certificates are otherwise in compliance with applicable law at such time, such Certificates will be legally issued, fully paid and non-assessable.

3. The statements set forth in each base Prospectus under the heading "Certain Income Tax Consequences," to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.
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Asset Backed Securities Corporation
September 25, 1998
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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement, to the references to this firm in the Prospectus and the related Prospectus Supplement which forms a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP